Exhibit 99.1

GWG Closes Second Senior Bank Credit Facility

MINNEAPOLIS – September 19, 2016 – GWG Holdings, Inc. (Nasdaq: GWGH), a specialty finance company in the life insurance secondary market, announced that its special purpose subsidiary, GWG DLP Funding IV, LLC, has entered into a $172 million ten-year credit facility originated by CSG Investments, Inc. (“CSG”).

The new ten-year senior credit facility, in addition to its existing $100M senior credit facility provided by DZ Bank AG Deutsche Zentral-Genossenschaftsbank (DZ Bank) supports GWG’s ability to purchase and finance life insurance assets acquired in the secondary market. Proceeds from the new credit facility are expected to be used to reduce debt outstanding with DZ Bank, reduce other short term debt, and to purchase life insurance assets.

In anticipation of closing this long term credit facility, GWG recently announced a reduction in interest rates and discontinued sale of short term debt in its L Bond offering. In addition, GWG announced that its L Bond offering is now available for purchase through the Depository Trust Company (DTC).

“This second, longer term credit facility, is an important step in executing our buy and hold strategy with respect to our portfolio of life insurance assets,” said GWG Chief Executive Officer Jon Sabes. “Establishing this new institutional banking relationship to support our business is a proud moment in GWG’s history.”

“Having a second institutional credit facility to support GWG’s business speaks to the quality of the life insurance portfolio we own,” said GWG Chief Financial Officer Bill Acheson. “With over $272M in senior bank financing available to support our business, this transaction sends a strong signal that GWG has the financial tools and banking relationships to continue to lead the emerging life insurance secondary market.”

About CSG Investments, Inc.

CSG Investments, Inc., headquartered in Dallas, Texas, provides flexible and creative capital solutions for all types of commercial and industrial customers. CSG is a direct, one-stop source of capital for up to $550 million per transaction. Contacts: Steve Harvey (sharvey@csginvestments.com) and Brian Bailey (bbailey@csginvestments.com). Phone: 469-467-5900. www.csginvestments.com.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) is a specialty finance company in the life insurance secondary market. GWG is dedicated to creating a vibrant life insurance secondary market for the economic benefit of seniors with life insurance who are seeking post-retirement financial solutions, investors seeking yield derived from non-correlated assets, financial advisors seeking value-added products and services for their clients, and shareholders seeking to gain from the realization of this marketplace. As of June 30, 2016, GWG’s growing portfolio consisted of over $1.1 billion in face value of policy benefits. Since 2006, GWG has purchased over $2 billion in life insurance policy benefits and paid seniors $357 million for their life insurance.

For more information about GWG Holdings, email info@gwglife.com or visit www.gwglife.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words ”anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contacts:

Rose Reifsnyder

Senior Vice President, Marketing

GWG Holdings, Inc.

(612) 840-7204

rreifsnyder@gwglife.com

Matt Ehlers

G&S Business Communications

(919) 870-5718

mehlers@gscommunications.com